Exhibit 4(c)



                     CERTIFICATE OF AMENDMENT
                             OF THE
                    ORGANIZATION CERTIFICATE
                               OF
              GENERAL ELECTRIC CAPITAL CORPORATION
              UNDER SECTION 8005 OF THE BANKING LAW

         We, the undersigned, James A. Parke and Burton J.
 Kloster, Jr., being respectively the Senior Vice President, Finance and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

         1.    The name of this corporation is General Electric
 Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

         2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990 and the 21st day of April, 1995 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

        3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing three series and stating the numbers, designations and certain relative rights, preferences and limitations of such three series, as fixed by a resolution of the Board of Directors of the corporation, at the end of subparagraph (c) thereof, following section Eighteen, as follows:

          "SECTION NINETEEN:   Variable Cumulative Preferred Stock,
                               Series O; Variable Cumulative
                               Preferred Stock, Series P; and
                               Variable Cumulative Preferred Stock,
                               Series Q.

        A.   Designation.
             -----------

        There are hereby created three series of the Variable Cumulative Preferred Stock, consisting of 500 shares to be designated the "Variable Cumulative Preferred Stock, Series O" (the "Series O Shares"), 750 shares to be designated the "Variable Cumulative Preferred Stock, Series P" (the "Series P Shares"), and 500 shares to be designated the "Variable Cumulative Preferred Stock, Series Q" (the "Series Q Shares").

        B.  Dividends.
            ---------

        The initial Dividend Rate for the Series O Shares shall be 4.50% per annum; for the Series P Shares shall be 4.50% per annum; and for the Series Q Shares shall be 4.55% per annum. The initial Dividend Period shall end for the Series O Shares on July 10, 1995; for the Series P Shares on July 11, 1995; and for the Series Q Shares on July 17, 1995.

        C.  Certain Redemption Prices.
            --------------------------

        Notwithstanding the provisions of clause (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series O Shares, Series P Shares or Series Q Shares with a Dividend Period equal to or more than two
(2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.

         D.  Auction Method.
             --------------

         Notwithstanding any provisions to the contrary contained in Paragraph Third of the Organization Certificate, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series O Shares, the Series P Shares and the Series Q Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to the Series O Shares, the Series P Shares and the Series Q Shares:

              SECTION ONE: (i) the definitions of "Auction Stock", "Auction Stock Depository", "Available Auction Stock", and "Subject Auction Stock" are amended to "Stock", "Auction Depository", "Available Stock" and "Subject Stock", respectively; (ii) the definitions of "Converted Remarketed Stock", "Remarketed Stock", "Remarketing Agent", "Remarketing Depository", "Remarketing Method" and "Remarketing Procedures" are deleted; and (iii) the definition of "Dividend Determination Method" or "Method" is amended and restated to read in its entirety, "'Dividend Determination Method' or 'Method' shall mean the Auction Method". Each reference to any of the terms set forth in (i) or (iii) above as used throughout Paragraph Third of the Organization Certificate shall be a reference to such terms as so amended or restated, respectively, and each reference to a term set forth in (ii) above shall be deleted.

              SECTION THREE: the words "either all" and "or all" appearing in the seventh line thereof are deleted.

              SECTION FOUR: (i) the word "either" in the 16th line of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to" in the seventeenth line thereof; (ii) paragraph
      E is deleted in its entirety; (iii) the word "or" appearing in the third line of paragraph F is deleted; and (iv) the words "and the" appearing in the third and sixteenth line are deleted.

              SECTION SIX: the section is deleted in its entirety.

              SECTION SEVEN: (i) the words "or the" appearing in the fourth line of paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" in the twelfth line thereof is deleted.

        4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Board of Directors adopted at a meeting duly called and held on the 11th day of May, 1995, such resolution having been adopted pursuant to authority granted to the Board of Directors or a committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

              IN WITNESS WHEREOF, this Certificate has been signed this 11th day of May, 1995.



                             /s/ James A. Parke
                             ------------------------
                             James A. Parke
                             Senior Vice President, Finance





                             /s/ Burton J. Kloster, Jr.
                             -----------------------------
                             Burton J. Kloster, Jr.
                             Secretary

  STATE OF CONNECTICUT                        )
                                              :       ss.:
  COUNTY OF FAIRFIELD                         )

 James A. Parke and Burton J. Kloster, Jr., each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President, Finance and that the said Burton J. Kloster, Jr. is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Board of Directors adopted at a meeting duly called and held on the 11th day of May, 1995.




                                     /s/ James A. Parke
                                     ------------------------------
                                     James A. Parke
                                     Senior Vice President, Finance




                                     /s/ Burton J. Kloster, Jr.
                                     ----------------------------
                                     Burton J. Kloster, Jr.
                                     Secretary




  Subscribed and sworn to
  before me this 11th day of
  May, 1995



/s/  Joyce M. Gindra
- --------------------
  Notary Public

    JOYCE M. GINDRA
     NOTARY PUBLIC
MY COMMISSION EXPIRES APR. 30, 1999